UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

DUOYUAN PRINTING, INC.
 (Exact name of registrant as specified in its charter)

Wyoming	001-34520	91-1922225
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not Applicabler
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 24, 2011, Duoyuan Printing, Inc. (the “Company”) received a notice from the NYSE Regulation, Inc. (the “NYSE Regulation”) informing the Company that the Listings & Compliance Committee of the NYSE Regulation has recommended the initiation of the suspension of trading of the Company’s common stock on the NYSE, pursuant to Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual.

On March 28, 2011, the NYSE Regulation issued a press release announcing that it determined that the common stock of the Company should be suspended prior to the opening on Monday April 4, 2011 in view of the fact that the Company is a late filer and was under review by NYSE Regulation in light of the delay in filing with the Securities and Exchange Commission of its June 30, 2010 Form 10-K and certain of its fiscal 2011 Form 10-Q filings. The Company subsequently issued a press release regarding the NYSE Regulation’s determination that stated the Company intends to appeal this determination.

Copies of the Company’s press release and the NYSE Regulation’s press release are attached to this Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 29, 2011, issued by Duoyuan Printing, Inc.

99.2	Press Release, dated March 28, 2011, issued by NYSE Regulation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.

Date: March 29, 2011	By:	/s/ Xiqing Diao

		Name:	Xiqing Diao
		Title:	Chief Executive Officer